                                                                    EXHIBIT 4.03


     REVOLVING CREDIT AGREEMENT dated as of November 13, 1997, by and between Occupational Health + Rehabilitation Inc, a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Bank").
 -------                                                               ----
Certain other terms used herein are defined in (S)9.
                                               ----

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with the Bank as follows:

(S)1.  AMOUNT AND TERMS OF THE CREDIT.
-------------------------------------

     (S)1.1  Recitals; Credit Commitments.  The Company wishes to (a) establish
     ------------------------------------                          -
in favor of the Company a revolving credit with the Bank in an aggregate principal amount at any time outstanding not in excess of $2,500,000 (the "Company Credit Commitment"), to expire on September 30, 1999 (the "Credit
--------------------------                                          ------
Expiration Date"), and (b) establish in favor of each of the Subsidiaries of the
---------------         -
Company now or hereafter organized as a joint venture between the Company and a hospital or other entity which is managed by the Company or whose management reports to or may be replaced by the Company(each a "JV Subsidiary" and
                                                     -------------
collectively the "JV Subsidiaries") a revolving credit with the Bank in an
                  ---------------
aggregate principal amount at any time outstanding not in excess of $4,500,000 (the "JV Credit Commitment"), each to expire on the Credit Expiration Date. The
      --------------------
Bank hereby establishes such revolving credit facility in favor of the Company and agrees to make the Company Revolving Credit Loans subject to the terms and conditions hereinafter set forth, and the Bank hereby establishes such revolving credit facility in favor of the JV Subsidiaries in the maximum principal amount of the JV Credit Commitment and agrees to make JV Revolving Credit Loans, subject to the terms and conditions hereinafter set forth and as set forth in the Revolving Credit Agreements substantially in the form attached hereto as

Exhibit A or in such other form as the subject JV Subsidiary and the Bank shall
---------
approve (each a "JV Revolving Credit Agreement" and collectively the "JV Revolving Credit Agreements").

     (S)1.2  Company Revolving Credit Loans.  (a)  Subject to the terms and
     --------------------------------------
conditions hereof, the Bank hereby establishes a secured revolving credit facility (the "Company Credit") in favor of the Company in the maximum principal
               --------------
amount of the Company Credit Commitment. Under the Company Credit, subject to the terms and conditions hereof, the Company may borrow, repay and reborrow from time to time prior to the Credit Expiration Date an aggregate principal amount at any time outstanding not in excess of the Available Company Credit Commitment in effect on such date. As used herein, the term "Available Company Credit
                                                   ------------------------
Commitment" shall mean, as of any date of determination, an amount equal to the
----------
Company Credit Commitment minus the aggregate principal amount outstanding under the Company Revolving Credit Note. Each such borrowing pursuant to the Company Credit is herein called a "Company Revolving Credit Loan" and such borrowings
                           -----------------------------
are collectively called the "Company Revolving Credit Loans".
                             ------------------------------

     (b) Each Company Revolving Credit Loan shall be made by the Bank in such amount (not in excess of the then unused portion of the Available Company Credit Commitment) as the Company shall request; provided that each Company Revolving
                                          -------- ----
Credit Loan shall be in a minimum amount of $25,000 or such lesser amount as may be equal to the then unused portion of the Available Company Credit Commitment. All Company Revolving Credit Loans shall be effected at the principal banking office of the Bank in Boston, Massachusetts, and shall be made at such times before the Credit Expiration Date as the Company may specify by delivering to the Bank, not later than 12:00 noon, Boston, Massachusetts time on the Business Day on which such Company Revolving Credit Loan is proposed to be made, a request therefor. Such Company Revolving Credit Loan requests may be delivered by mail, courier, telex, telecopy or other facsimile transmission. The Bank shall make each Company Revolving Credit Loan hereunder on the proposed date thereof by crediting the amount thereof in immediately available funds to the Company's regular deposit account with the Bank.

     (S)1.3  Company Revolving Credit Note.  The Company Revolving Credit Loans
     -------------------------------------
to be made by the Bank pursuant to this (S)1 shall be evidenced by a promissory
                                        ----
note of the Company in a principal amount equal to the Company Credit Commitment and substantially in the form attached hereto as Exhibit B (the "Company
                                                 ---------       -------
Revolving Credit Note").  The outstanding principal balance of the Company
---------------------
Revolving Credit Note and all other amounts outstanding under or with respect to the Company Revolving Credit Note shall be due and payable on the Credit Expiration Date. The Company Revolving Credit Note shall bear interest at the applicable rate or rates set forth in (S)1.4.

     (S)1.4  Interest.
     -----------------

     (a) The Company Revolving Credit Note shall bear interest on the unpaid principal amount thereof until paid in full at a rate per annum determined (on the basis of the actual number of days elapsed over a 360-day year) as follows:

          (i) the rate for any portion of the outstanding principal balance of the Company Revolving Credit Note shall be equal to the Base Rate plus the Applicable Interest Rate Premium;

          (ii) the "Applicable Interest Rate Premium" shall be an amount equal to one-half percent (1/2%), unless the Debt Service Coverage Ratio, determined as of the last day of any fiscal year of the Company according to the financial statements delivered to the Bank pursuant to (S)5.1, is less than the amount set forth below, in which event the Applicable Interest Rate Premium shall be increased by the amount set forth below, beginning on the Interest Rate Adjustment Date next following such fiscal year end and until the next following Interest Rate Adjustment Date (at which time the provisions of this (S)1.4(a)(ii) shall again be applied to determine the Applicable Interest Rate Premium):

 -----------------------------------------------------------------------------------------------------
                                                                   Applicable
    Debt Service Coverage Ratio                               Interest Rate Premium
    ---------------------------                               ---------------------
---------------------------------------  -------------------------------------------------------------
Less than 1.00 to 1.00 as of 12/31/97    .55%
---------------------------------------  -------------------------------------------------------------
Less than 1.10 to 1.00 as of 12/31/98    .10% above the then existing Applicable Interest
                                         Rate Premium
---------------------------------------  -------------------------------------------------------------
Less than 1.25 to 1.00 as of 12/31/99    .10% above the then existing Applicable Interest Rate Premium
------------------------------------------------------------------------------------------------------

     (b) Interest on the Company Revolving Credit Note shall be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on the first of such dates next succeeding the date of issuance of the Company Revolving Credit Note, and at maturity (whether by acceleration or otherwise). In no event shall the amount paid or agreed to be paid by the Company as interest on the Company Revolving Credit Note exceed the highest lawful rate permissible under any law applicable thereto. Each change in the rate of interest payable on any portion of the outstanding principal balance of the Company Revolving Credit Note shall take effect on the applicable Interest Rate Adjustment Date and on the date of any change in the Base Rate.

     (S)1.5  Fees; Changes in Law and Increased Fees.
     -----------------------------------------------

     (a) The Company shall pay the Bank a fee on the unused portion of the Company Credit Commitment (the "Company Commitment Fee") for the period
                                ----------------------
commencing on the date hereof to and including the Credit Expiration Date, or the earlier date of the termination of the Company Credit Commitment hereunder, equal to three-eighths percent (3/8%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) of the average daily unused portion of the Company Credit Commitment. The Company Commitment Fee shall be payable quarterly in arrears on the first day of April, July, October and January in each year, commencing on the first such date next succeeding the date hereof, and on the date of any reduction or termination of the Company Credit Commitment in accordance with (S)1.6.

     (b) The Company shall pay the Bank a one-time facility set-up fee (the "Company Facility Fee") on the Closing Date in an amount equal to one-quarter of one percent (1/4%) of the Company Credit Commitment.

     (c) The Company shall pay the Bank a fee on the unused portion of the JV Credit Commitment (the "JV Commitment Fee") for the period commencing on the
                        -----------------
date hereof to and including the Credit Expiration Date, or the earlier date of the termination of the JV Credit Commitment hereunder, equal to three-eighths percent (3/8%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) of the average daily unused portion of the JV Credit Commitment. The JV Commitment Fee shall be payable quarterly in arrears on the first day of April, July, October and January in each year, commencing on the first such date next succeeding the date hereof, and on the date of any reduction or termination of the JV Credit Commitment in accordance with (S)1.6.

     (d) If any change in any requirement imposed upon the Bank by any law of the United States of America or by any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America, in each case after the date hereof, shall impose, increase, modify or deem applicable any reserve, special deposit, assessment or other requirement against the Company Credit Commitment or the JV Credit Commitment, as the case may be, and the result of the foregoing, in the reasonable determination of the Bank, is to impose a cost on the Bank that is attributable to the maintaining of the Company Credit Commitment or the JV Credit Commitment, as the case may be, then the Bank shall notify the Company in writing of such fact. Thereupon, the Company Commitment Fee or the JV Commitment Fee, as the case may be, payable to the Bank shall be increased, for so long as the increased cost is imposed on the Bank, to the extent determined by the Bank to be necessary to compensate the Bank for such increased cost. The determination by the Bank of the amount of such cost, if done on the basis of any reasonable averaging and attribution methods, shall, in the absence of manifest error, be conclusive, and at the Company's request the Bank shall demonstrate the basis for such determination.

     (S)1.6  Reduction or Termination of Commitments.  At any time prior to the
        --------------------------------------------
Credit Expiration Date, on at least thirty (30) days' prior written notice to the Bank and subject to approval of the Bank, the Company may in whole permanently terminate, or from time to time permanently reduce, the Company Credit Commitment and/or the JV Credit Commitment without penalty or premium. Any such reduction hereunder shall be in an amount not less than $25,000. Simultaneously with any termination or reduction of the Company Credit Commitment and/or the JV Credit Commitment hereunder, the Company shall pay the Bank the Company Commitment Fee or the JV Credit Commitment, as the case may be, on the terminated or reduced portion of the Company Credit Commitment or the JV Credit Commitment, as the case may be, accrued to the date of such termination or reduction.

     (S)1.7  Prepayments.  Without limiting any other provision of this
     -------------------
Agreement, if at any time the outstanding balance of Company Revolving Credit Loans exceeds the then effective Company Credit Commitment the Company will immediately repay the Company Revolving Credit Loans without penalty or premium in an amount sufficient to cause the outstanding balance thereof not to exceed the then effective Available Company Credit Commitment.

     (S)1.8  Security; Subordination, etc.  The Company Revolving Credit Note
     ------------------------------------
and the other obligations of the Company hereunder and under the other Company Loan Documents from time to time executed in connection herewith shall be secured by and entitled to the benefits of the following (except to the extent that any thereof may be expressly waived in writing by the Bank):

          (i) a perfected security interest subject only to Permitted Liens in all presently owned and after-acquired tangible and intangible personal property and fixtures of the Company and each of its Subsidiaries pursuant to a security agreement substantially in the form attached hereto as Exhibit C;
                                                       ---------

          (ii) a first mortgage on any real estate now or hereafter owned by the Company or any of its Subsidiaries, together with mortgagee's title insurance policies acceptable to the Bank, pursuant to a mortgage, security agreement and assignment of rents in form and substance satisfactory to the Bank;

          (iii) first priority collateral assignments on all leasehold interests in any real estate now or hereafter leased by the Company or any of its Subsidiaries pursuant to a collateral assignment of leases in the form attached hereto as Exhibit D;
          ---------

          (iv) a first priority perfected pledge of all now or hereafter outstanding Shares of each Subsidiary of the Company held by the Company and all rights, warrants and options to acquire any such Shares pursuant to a pledge agreement in form and substance satisfactory to the Bank;

          (v) a guaranty from the Company with respect to the Indebtedness of each Subsidiary of the Company to the Bank pursuant to a guaranty agreement in form and substance satisfactory to the Bank; and

          (vi) a subordination agreement or agreements signed by each Affiliate of the Company as may be designated by the Bank in form and substance satisfactory to the Bank.

All of the agreements and instruments described in this (S)1.8, together with
                                                        ------
any and all other agreements and instruments heretofore or hereafter securing the Company Revolving Credit Note and the other obligations of the Company hereunder and under the other Company Loan Documents, are sometimes hereinafter referred to collectively as the "Company Security Documents" and individually as
                                 --------------------------
a "Company Security Document".  All of the personal property, fixtures, real
   -------------------------
estate, leasehold interests and Shares described in this (S)1.8, together with
                                                         ------
any additions thereto or replacements or proceeds thereof, are sometimes hereinafter referred to collectively as the "Company Collateral". The Company
                                             ------------------
agrees to take such actions as may be reasonably deemed necessary or advisable by the Bank from time to time to cause the Bank to be secured by and entitled to the benefits of the Company Security Documents as described in this (S)1.8,
                                                                    ------
including, without limitation, using its commercially reasonable best efforts to obtain consents of any third parties. Without limiting the foregoing, the Company shall use its commercially reasonable best efforts to obtain landlord's consents and waivers (in form and substance reasonably satisfactory to the Bank) from all lessors of real property leased by the Company or any of its Subsidiaries. The Company Security Documents shall be satisfactory in form to the Bank and its counsel. The Bank acknowledges that medical services rendered to Patients at centers managed by the Company are rendered by the Friendly PCs and not by the Company. In certain cases, the resulting professional fees and accounts receivable are assigned to the Company, except that in the case of services rendered to Patients covered by Medicare and Medicaid, the income received by the Friendly PC on account of such services (rather than the professional fee or account receivable) is assigned to the Company. For purposes of this Agreement and the Company Security Documents, including for purposes of the definitions of the terms "Account Receivable" and "Account Debtor", (1) such assigned accounts receivable shall be considered the accounts receivable of the Company and the related Patient or third party payor shall be deemed the Account Debtor, and (2) the Medicare and Medicaid accounts receivable of the Friendly PC shall be deemed accounts receivable of the Company, and the Medicaid/Medicare Account Debtor shall be deemed the Account Debtor.

     (S)1.9  Overdue Payments.  If the Company shall fail to make any payment of
     ------------------------
principal of or interest on the Company Revolving Credit Note when due, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or by demand, declaration, acceleration or otherwise, then, during the continuance of any such Company Event of Default and commencing five (5) days after the due date for such payment, interest on the unpaid principal and (to the extent permitted by law) on the unpaid interest on the Company Revolving Credit Note shall thereafter be payable on demand at a rate per annum equal to four percent (4%) above the rate otherwise applicable to the Company Revolving Credit Note hereunder.

     (S)1.10  Notations.  Prior to any sale or other disposition of  the Company
     ------------------
Revolving Credit Note by the Bank, the Bank shall make a notation on the Company Revolving Credit Note (or on a paper annexed thereto) of the unpaid principal amount thereof at the time outstanding, the last date to which interest has been paid thereon and the amount of unpaid interest accrued thereon to the date of such sale or disposition. Upon payment in full of the principal of and interest on the Company Revolving Credit Note, the Company Revolving Credit Note shall be cancelled and returned to the Company, provided that the Company Revolving
                                       -------- ----
Credit Note shall not be cancelled or returned so long as the Bank shall be obligated (subject to the terms and conditions hereof) to make Company Revolving Credit Loans evidenced thereby.

     (S)1.11  Form and Terms of Payment.  All payments by the Company of
     ----------------------------------
principal of or interest on the Company Revolving Credit Note and of any fee or other amount due hereunder shall be made at the address of the Bank set forth in
(S)13.1 (or at such other address as the Bank shall have furnished to the
-------
Company in writing) and shall be made in immediately available funds, without any set-off, charge or deduction. The Company hereby irrevocably requests and authorizes the Bank to charge the Company's deposit account(s) with the Bank for the purpose of effecting such payments. If any payment of principal of or interest on the Company Revolving Credit Note shall become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment.

     (S)1.12  Capital Adequacy.  If the Bank shall have determined that the
     -------------------------
adoption or implementation of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Agreement), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law), in each case after the date hereof, has the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, implementation, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, implementation, change or compliance) but for such adoption, implementation, change or compliance as a consequence of its commitments to make Company Revolving Credit Loans or JV Revolving Credit Loans, as the case may be, hereunder by any amount deemed by the Bank to be material, then the Bank shall notify the Company in writing of such fact. Thereupon, the Company shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank shall have determined to be necessary to compensate it for such reduction. The determination by the Bank of such amount, if done on the basis of any reasonable averaging and attribution methods, shall, in the absence of manifest error, be conclusive, and at the Company's request the Bank shall demonstrate the basis of such determination.

(S)2.  USE OF PROCEEDS.  The Company will use the proceeds of the Company
----------------------
Revolving Credit Loans (a)for corporate purposes, including general working
                        -
capital purposes of the Company and its Subsidiaries, including, without limitation, to finance Capital Expenditures of the Company and its Subsidiaries and to finance Eligible Acquisitions, and (b) to pay transaction fees incurred
                                           -
in connection with the Closing Events. The Company will not, and will not permit any Subsidiary to, directly or indirectly, use any part of such proceeds
(i) for the purpose of purchasing or carrying any margin stock within the
 -
meaning of Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224) of the Board of Governors of the Federal Reserve System, or (ii) for any other
                                                          --
purpose which would violate any provision of any other applicable statute, regulation, order or restriction.

(S)3.  REPRESENTATIONS AND WARRANTIES.  In order to induce the Bank to enter
-------------------------------------
into this Agreement and to make the Company Revolving Credit Loans provided for hereunder, the Company makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Company Revolving Credit Note (it being agreed that all such representations and warranties are made by the Company after giving effect to the transactions referred to in (S)4 below (including, without
                                                 ----
limitation, the making of the initial Company Revolving Credit Loans and the payment of the fees and expenses payable on the Closing Date) certain of which are to occur prior to, or simultaneously with, the first Company Revolving Credit Loan hereunder (collectively, the "Closing Events")):
                                          ------- ------

     (S)3.1  Organization, Standing, etc.  The Company and each of its
     ------------------------------------
Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of jurisdiction of its organization and has all requisite corporate (or equivalent) power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the other Company Loan Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby, to issue the Company Revolving Credit Note to be issued by it and to carry out the terms hereof and thereof.

     (S)3.2  Subsidiaries and Qualification.  Except as listed on Schedule 3.2
     --------------------------------------                       ------------
hereto, neither the Company nor any of its Subsidiaries has any Subsidiaries or investments in the equity or debt securities of any other Person. The Company and each of its Subsidiaries is duly qualified or licensed and in good standing as a foreign entity duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect on the rights of the Bank under the Company Loan Documents.

     (S)3.3  Financial Information; Disclosure, etc.  (a) The  Company has
     -----------------------------------------------
furnished the Bank with the financial statements of the Company and its Subsidiaries and other reports listed on Schedule 3.3 hereto, including, without
                                         ------------
limitation, the audited financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1996. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise indicated in the notes thereto) and fairly present the financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes). Since June 30, 1997, there has been no material adverse change in the business, operations, properties or financial position of the Company and its Subsidiaries except as disclosed on
Schedule 3.3 hereto.
------------

     (b) Neither this Agreement nor any of the financial statements or reports listed on Schedule 3.3 hereto or other documents or certificates furnished to
          ------------
the Bank by the Company in connection with the transactions contemplated hereby, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading in light of the then existing facts and circumstances.

     (c) None of the Company Revolving Credit Loans will render the Company or any of its Subsidiaries unable to pay its or their debts as they become due. Neither the Company nor any of its Subsidiaries is contemplating either the liquidation of all or a major portion of its property or the filing of a petition by it under any state or federal bankruptcy or insolvency laws subsequent to date of this Agreement. Neither the Company nor any of its Subsidiaries has any actual knowledge of any Person contemplating the filing of a petition against it under any state or federal bankruptcy or insolvency laws (within the meaning of any applicable fraudulent transfer or fraudulent conveyance act or the federal Bankruptcy Code). The Company and its Subsidiaries (both before and after the making of the Company Revolving Credit Loans, the granting of security interests in favor of the Bank and the consummation of the Closing Events) are not insolvent on a going concern basis and the Company and each of its Subsidiaries has assets having a fair value on a going concern basis in excess of the amount required to pay its probable liabilities on its existing debts (including contingent debts) as they become absolute and matured, and has, and will have for the reasonably foreseeable future, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred therewith as such debts mature.

     (S)3.4  Licenses; Franchises, etc.  Schedule 3.4 hereto sets forth a true
     ----------------------------------  ------------
and correct list of all material authorizations, licenses, permits, franchises and approvals of any public or governmental body issued to the Company or any Subsidiary (collectively, the "Licenses"). The Licenses were properly granted
                               --------
and/or issued, and are in full force and effect and the Company and its Subsidiaries have fulfilled and performed in all material respects all of their obligations under such Licenses and no termination, non-renewal or material amendment to any License is pending or threatened. Neither the Company nor any of its Subsidiaries is required to obtain any additional authorizations, licenses, permits or franchises of any public or governmental regulatory body for the conduct of the business of the Company as now conducted, the failure of which to obtain could have a Material Adverse Effect.

     (S)3.5  Material Agreements.  Schedule 3.5 hereto accurately and completely
     ---------------------------   ------------
lists each agreement and instrument to which the Company and/or a Subsidiary is a party and/or which is presently in effect in connection with the conduct of the business of the Company and/or such Subsidiary and which have been or will be required to be included as exhibits to any report, schedule, form, statement or other document required to be filed with the Securities Exchange Commission (or any analogous foreign governmental authority) or any securities exchange. Neither the Company or any of its Subsidiaries nor, to the best of the Company's knowledge, any third party is in breach or in default under any such agreement or instrument which breach or default could have a Material Adverse Effect.

     (S)3.6  Tax Returns and Payments.  The Company and its Subsidiaries have
     --------------------------------
filed all tax returns required by law to be filed (taking into account the effectiveness of properly filed requests for filing extensions) and have paid all taxes, assessments and other governmental charges levied upon any of their respective properties, assets, income or franchises, other than (a) those not yet delinquent and (b) those being
               ----- ----  -                                -
diligently contested in good faith the non-payment of which could not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of its taxes are adequate in the opinion of the Company, and the Company does not know of any unpaid assessment for additional taxes or of any basis therefor.

     (S)3.7  Indebtedness, Liens and Investments, etc.  Schedule 3.7 hereto
     -------------------------------------------------  ------------
correctly describes, as of the date of this Agreement (other than trade debt due in accordance with normal payment terms and such Indebtedness as shall be incurred under the Company Loan Documents (as in effect on the date hereof)),
(a) all outstanding Indebtedness of the Company and its Subsidiaries in respect
 -
of borrowed money, Capital Leases and the deferred purchase price of property;
(b) all existing mortgages, liens and security interests in respect of any
--
property or assets of the Company and/or its Subsidiaries; (c) all outstanding
                                                            -
investments, loans and advances made by the Company and its Subsidiaries (other than advances to employees made in the ordinary course of business); and (d) all
                                                                          -
existing guarantees by the Company and/or its Subsidiaries (other than endorsements of checks in the ordinary course of business).

     (S)3.8  Title to Properties; Liens; Real Property; Leases.  The Company and
     ---------------------------------------------------------
its Subsidiaries have good and marketable title to all of their respective properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except those granted pursuant to the Company Security Documents, Permitted Liens, those liens referred to in Schedule 3.7 hereto and other minor liens and encumbrances which
               ------------
(a) in the aggregate relate to Indebtedness of less than $100,000, (b) do not in
 -                                                                  -
any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and (c) have not arisen
                                                     -
otherwise than in the ordinary course of business. The real property owned by the Company and/or its Subsidiaries and the real property leased by the Company and/or its Subsidiaries (the "Real Estate Leases") are listed on Schedule 3.8
                              ------------------                 ------------
hereto. True, correct and complete copies of the Real Estate Leases, together with all amendments and supplements thereto, have been furnished to the Bank. The Company and its Subsidiaries enjoy quiet possession under all leases to which they are a party as lessee, and all of such leases are valid, subsisting and in full force and effect as to the Company or any such Subsidiary. None of such leases contains any provision restricting the incurrence of Indebtedness by the Company and/or any of its Subsidiaries or any other unusual and burdensome provision which has or could reasonably be expected to have a Material Adverse Effect.

     (S)3.9  Litigation, etc.  Except as set forth in Schedule 3.9 hereto, there
     ------------------------                         ------------
is no action, proceeding, litigation or investigation pending or, to the best of the Company's knowledge, overtly threatened (or any basis therefor known to the Company) by or against the Company and/or any of its Subsidiaries or affecting any of the Company's or any of its Subsidiaries' properties or assets which, if adversely determined, could have a Material Adverse Effect.

     (S)3.10  Authorization; Enforceability; Compliance with Other Instruments.
     -------------------------------------------------------------------------
The execution, delivery and performance of this Agreement, the Company Revolving Credit Note, the Security Documents and the other Company Loan Documents have been duly authorized by all necessary corporate or other action on the part of the Company and its Subsidiaries, will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Company or any Subsidiary, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or any Subsidiary (the result of which has or could reasonably be expected to have a Material Adverse Effect), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any such term (except those in favor of the Bank pursuant to the Security Documents). This Agreement and the other Company Loan Documents to which the Company and/or its Subsidiaries is a party are legal, valid and binding obligations of the Company and/or such Subsidiary, enforceable against the Company and its Subsidiaries, as the case may be, in accordance with their respective terms, subject to the qualifications and limitations that enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, equitable subordination or other similar laws or doctrines now or hereafter in effect relating to creditors' rights generally, and (ii) application of principles of equity (regardless of whether considered at a proceeding in equity or at law), including without limitation the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought. Neither the Company nor any of its Subsidiaries is in violation of any term of its charter or by-laws, or of any agreement or instrument to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation applicable to it (excluding any Environmental Law or any law referred to in (S)3.6, (S)3.13, (S)3.14 or (S)3.19), which violation has or could reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has at all times operated its business in substantial compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. (S)106 and 207), except where the failure to so comply could not have a Material Adverse Effect.

     (S)3.11  Patents, Trademarks, Intellectual Property.  Schedule 3.11 hereto
     ---------------------------------------------------   -------------
is a true, correct and complete list of all material Proprietary Rights of the Company and its Subsidiaries. The Company and its Subsidiaries own or have adequate rights to use all such Proprietary Rights and such Proprietary Rights are adequate for the conduct of their respective businesses as now conducted, without any known conflict with the rights or claimed rights of others.

     (S)3.12  Consents.  Except for such filings and notices as have already
     -----------------
been made or are being made as at the Closing Date pursuant to the Company Security Documents, and except for such filings as are contemplated by this Agreement or the Company Security Documents, neither the Company nor any Subsidiary is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with, any governmental authority in connection with (a) the execution,
                                                            -
delivery and performance of this Agreement, (b) the issuance and delivery of
                                             -
the Company Revolving Credit Note pursuant hereto, (c) the execution, delivery
                                                    -
and performance of the Company Security Documents and the granting of the security interests in the Company Collateral pursuant thereto, (d) the
                                                                -
the consummation of the Closing Events or (e) the exercise by the Bank of any of
                                           -
its rights and remedies following a Company Event of Default (except in each case for certain consents, the failure of which to obtain, individually and/or in the aggregate, has not had and will not have a Material Adverse Effect).


     (S)3.13  Regulation U, etc.  Neither the Company nor any of its
     ---------------------------
Subsidiaries owns or has any intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of
                                       ------------
the Company Revolving Credit Loans will be used, directly or indirectly, by the Company or any of its Subsidiaries for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. If requested by the Bank, the Company and its Subsidiaries will promptly furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1.

     (S)3.14  ERISA.  Schedule 3.14 hereto sets forth a true and complete list
     --------------   -------------
of all employee benefit plans and arrangements of the Company and its Subsidiaries subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The terms used in this (S)3.14 and
                                   -----                            -------
in (S)5.1 and (S)6.10 of this Agreement shall have the meanings assigned thereto
   ------     -------
in the applicable provisions of ERISA and the Code, and the term "Affiliated
                                                                  ----------
Company" shall mean the Company and all corporations, partnerships, trades or
-------
businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company or are under common control with the Company within the meaning of Section 414(b) or Section 414(c) of the Code, or Section 4001 of ERISA. Each employee benefit plan sponsored by the Company and, to the best of the Company's knowledge, each multiemployer plan to which the Company makes contributions is in material compliance with applicable provisions of ERISA and the Code. No Affiliated Company has incurred any material liability that would have a Material Adverse Effect to the Pension Benefit Guaranty Corporation ("PBGC") or any employee benefit plan on account of any failure to
              ----
meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code or termination of a single employer plan and no event has occurred or conditions exist which present a material risk that any Affiliated Company will incur any material liability on account of any of the foregoing circumstances. No Affiliated Company has received any notice that such Affiliated Company has incurred any material liability that would have a Material Adverse Effect on account of a partial or complete withdrawal from a multiemployer plan to which any Affiliated Company make contributions, or the insolvency, reorganization or termination of any such multiemployer plan. The consummation of the transactions contemplated by this Agreement will not result in any prohibited transaction under ERISA or the Code for which an administrative or statutory exemption is not available.

     (S)3.15 Ownership of Subsidiaries.  Schedule 3.15 hereto correctly sets
     ---------------------------------   -------------
forth the number of authorized and issued or the percentage ownership of Shares of each class of each Subsidiary, the name of each holder of such Shares and the number or the percentage ownership of such Shares owned by such holders. All outstanding shares of capital stock included in the Shares of each of the Subsidiaries are validly issued, fully paid and nonassessable. All outstanding Shares of each of the Subsidiaries are owned by such holders, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance known to the Company except the pledges in favor of the Bank and those set forth on Schedule 3.15 hereto. There are no outstanding rights, options, warrants or
   -------------
agreements for the purchase from, or sale or issuance by, any Subsidiary of any of its Shares or any securities convertible into or exchangeable for such Shares and no Subsidiary is obligated in any manner to issue any additional Shares, except as set forth on Schedule 3.15 hereto.
                       -------------

     (S)3.16  Environmental Matters.  Except as set forth on Schedule 3.16
     ------------------------------                          -------------
hereto, without derogating from any other representation or warranty, none of the Company, any Subsidiary or, to the knowledge of the Company's current officers, any other Person has ever caused or permitted any Hazardous Material to be disposed of on or under any real property owned, leased or operated by the Company and/or any Subsidiary and no such real property has ever been used (by the Company and/or any Subsidiary or, to the knowledge of the Company's current officers, by any other Person) as (a) a disposal site or permanent storage site
                                   -
for any Hazardous Material or (b) a temporary storage site for any Hazardous
                               -
Material except for temporary storage of Hazardous Materials in compliance with applicable Environmental Laws, except for any such disposal or usage as has not and could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.16 hereto, the Company and each of its Subsidiaries
                -------------
has been issued and is in compliance with all material permits, licenses, approvals and other authorizations issued pursuant to applicable Environmental Laws and necessary for its businesses, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal required under applicable Environmental Laws in connection with the operation of its businesses, the failure to have, comply with or file which, individually or in the aggregate, has had or could have a Material Adverse Effect. Except as set forth on Schedule 3.16 hereto, all Hazardous Materials
                                -------------
used or generated by the Company or any Subsidiary or any business merged into or otherwise acquired by the Company or any Subsidiary have been generated, accumulated, stored, transported, treated, recycled and/or disposed of in compliance with all applicable Environmental Laws, except for such non-compliance as has not and could not have a Material Adverse Effect. Except as set forth on Schedule 3.16 hereto,
             -------------
neither the Company nor any of its Subsidiaries has any material liabilities with respect to Hazardous Materials, and, to the best of the Company's knowledge, no facts or circumstances exist which could give rise to material liabilities of the Company or any of its Subsidiaries with respect to the violation (whether by the Company or any Subsidiary or any other Person) of any Environmental Law and/or Hazardous Materials.

     (S)3.17  Chief Executive Offices.  The chief executive office and principal
     --------------------------------
place of business of the Company is, and at all times during the five-year period ended on the date hereof has been, located at the addresses set forth on
Schedule 3.18 hereto.  The Company shall not make any change in the location of
-------------
its chief executive office or any of the Company Collateral in a manner which could impair the perfection of the Bank's security interests therein without giving the Bank at least thirty (30) days prior written notice thereof.

     (S)3.18  Names.  The exact legal name of the Company is as set forth on
     --------------
Schedule 3.18 hereto.  During the last five years ending on the date hereof, the
-------------
Company has not conducted any business or rendered any services or sold any goods under any other name (including any trade or assumed name) except as set forth on Schedule 3.18 hereto.
         -------------

     (S)3.19 Securities Laws.  The Company is not a "holding company" or a
     -----------------------
"subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     (S)3.20 Security Documents.  The representations and warranties of the
     --------------------------
Company contained in the Company Security Documents to which it is a party are true and correct in all material respects, and the Company is in compliance in all material respects with the terms of the Company Security Documents.

(S)4.  CONDITIONS OF LENDING.  The obligation of the Bank to make any Company
----------------------------
Revolving Credit Loan hereunder is subject to the following conditions:

     (S)4.1  Company Revolving Credit Note.  On or prior to the Closing Date,
     -------------------------------------
the Bank shall have received the Company Revolving Credit Note (in the amount of the Company Credit Commitment), duly completed, executed and delivered, as provided in (S)1.
            ----

     (S)4.2  Opinions and Certificates.  On and as of the Closing Date, the Bank
     ---------------------------------
shall have received:

          (i) the opinion letter of Shipman & Goodwin LLP, counsel for the Company, dated as of such date, and in the form of Exhibit E hereto;
                                                   ----------

             (ii) a certificate, dated as of such date, signed by one or more principal officers of the Company, certifying that the conditions specified in

(S)4.3 have been fulfilled;
------

             (iii) an officer's certificate, dated as of such date, as to the solvency of the Company and its Subsidiaries following the consummation of the Closing Events and in the form of Exhibit F hereto; and
                                  ---------

             (iv) all other information and documents which the Bank or its counsel may reasonably have requested in connection with the transactions contemplated by this Agreement, such information and documents where appropriate to be certified by the proper Company officers or governmental authorities.

     (S)4.3  No Default; Representations and Warranties, etc.  On the date of
     --------------------------------------------------------
each Company Revolving Credit Loan hereunder and after giving effect thereto:
(a) the representations and warranties of the Company contained herein and in
--
the Company Security Documents shall be true on and as of such date as if they had been made on such date (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by the consummation of transactions permitted under this Agreement and except to the extent of changes that, either singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect); (b) the
                                                                      -
Company shall be in compliance in all material respects with all of the terms and provisions set forth herein and in the Company Security Documents on its part to be observed or performed on or prior to such date; (c) no Company
                                                            -
Default or Company Event of Default shall have occurred and be continuing; and
(d) no change shall have occurred in any law or regulation thereunder that in
--
the reasonable opinion of the Bank would make it illegal for the Bank to make such Company Revolving Credit Loan. Each request for a Company Revolving Credit Loan hereunder shall constitute a representation and warranty by the Company to the Bank that (i) all of the conditions specified in this (S)4.3 have been
               -                                          ------
satisfied in all material respects as of the date of each such Company Revolving Credit Loan and (ii) the information set forth in the reports required pursuant
                 --
to (S)1 in connection with such Company Revolving Credit Loan is true, correct
   ----
and complete.

     (S)4.4  Company Security Documents.  On or prior to the date of the each
     ----------------------------------
Company Revolving Credit Loan hereunder, the Bank shall have received (a) the
                                                                       -
Company Security Documents required hereby to secure such Company Revolving Credit Loan, together with any other documents required or contemplated by the terms thereof, and (b) evidence reasonably satisfactory to it that the various
                    -
security interests and liens provided for by the Company Security Documents have been duly perfected and recorded and the Bank has, subject to any prior liens expressly permitted hereby, a first priority interest in the assets and properties contemplated by the terms thereof.

     (S)4.5  Insurance.  The Company shall have provided to the Bank evidence of
     -----------------
insurance coverage in compliance with (S)5.3.
                                      ------

     (S)4.6 Fees.  The Company shall have paid the fees specified in (S)1.5,
     -----------                                                     ------
(S)5.8 and (S)11.
------     -----

     (S)4.7  Minimum Net Worth.  On the Closing Date and after giving effect to
     -------------------------
the Closing Events, the Net Worth shall be not less than $10,000,000.

     (S)4.8  Proceedings and Documents.  All corporate or other proceedings in
     ---------------------------------
connection with the transactions contemplated hereby and all documents and instruments incident thereto shall be satisfactory in form and substance to the Bank and its counsel.

(S)5.  AFFIRMATIVE COVENANTS.  So long as any of the Company Revolving Credit
----------------------------
Loans shall remain available to the Company, and until the principal of and interest on the Company Revolving Credit Note and all fees due hereunder shall have been paid in full and all of the Company's obligations to the Bank shall have been satisfied in full, the Company agrees that:

     (S)5.1  Financial Statements, etc.  The Company will furnish or cause to be
     ----------------------------------
furnished to the Bank:

     (a) within one hundred and twenty (120) days after the end of each fiscal year of the Company, (i) the consolidated balance sheet of the Company and its
                      -
Subsidiaries as at the end of such year, and (ii) the related consolidated and
                                              --
consolidating statements of income, consolidated changes in stockholders' equity and consolidated cash flows for such year, setting forth in comparative form with respect to such consolidated and consolidating financial statements the corresponding figures for the previous fiscal year, all in reasonable detail, together with the opinion on such consolidated financial statements of independent public accountants selected by the Company and reasonably satisfactory to the Bank, which opinion shall be in a form generally recognized as unqualified and which opinion in all cases shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such
 ------
opinion);

     (b) as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter, (i) the unaudited consolidated balance sheets of the
                             -
Company and its Subsidiaries as at the end of such period, and (ii) the related
                                                                --
unaudited consolidated and consolidating statements of income and consolidated cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form with respect to such consolidated and consolidating financial statements the corresponding figures from the Company's budget for such period and portion of such fiscal year and the corresponding figures for the same period and portion of the previous fiscal year, all in reasonable detail and signed by the chief executive officer and/or chief financial officer of the Company;

     (c) together with the annual financial statements delivered pursuant to subparagraph (a) above, a statement signed by the accountants who have reported
              -
on the same to the effect that in connection with their examination of such financial statements they have reviewed the provisions of (S)(S)5.1 through 5.4,
(S)5.7, (S)(S)6.1 through 6.8, (S)(S)6.11 through 6.13, (S)7, (S)(S)8.1(a), (f),
(g), (h), (i) and, to the extent they relate to breaches of the aforementioned provisions, (S)(S)8.1(b) and (c) and the related definitional provisions of this Agreement and have no knowledge of any Company Default or Company Event of Default or, if they have such knowledge, specifying the nature and period of existence thereof, provided, however, that in issuing such statement, such
                   --------  -------
independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

     (d) within thirty (30) days after the end of each calendar month, an Accounts Receivable Aging Report, substantially in the form of Exhibit G hereto,
                                                               ---------
showing such information as the Bank shall reasonably request, each such report to set forth in reasonable detail the information relating to the Company specified therein as of the last day of the immediately preceding month and to be signed by the chief financial officer and/or the chief executive officer of the Company;

     (e) at such time as any securities of the Company or any Subsidiary are publicly held, as promptly as practicable (but in any event within five (5) Business Days) after the same are available, copies of (i) all material press
                                                        -
releases issued by the Company or such Subsidiary, and all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its shareholders or as such Subsidiary shall send or make available generally to its shareholders other than the Company, and
(ii)all periodic and special reports, documents and registration statements
 --
declared effective (other than on Form S-8) which the Company or such Subsidiary furnishes or files, with the Securities and Exchange Commission (or any analogous foreign governmental authority) or any securities exchange;

     (f) on or before March 31 of each fiscal year (commencing March 31, 1998), an annual budget prepared on a monthly basis for the Company and its Subsidiaries for the then current fiscal year (displaying anticipated consolidated balance sheets and consolidated and consolidating statements of income and consolidated cash flows), and promptly upon preparation thereof, any other significant budgets which the Company prepares and any revisions of such annual or other budgets;

     (g) promptly upon their becoming available, copies of any report filed by the Company or any Subsidiary with any federal, state or local governmental agency or authority (including, without limitation, tax returns), if such reports indicate any change in the business, operations, affairs or conditions of the Company or any Subsidiary which could have a Material Adverse Effect or if copies thereof are requested by the Bank;

     (h) immediately (but in any event within three (3) Business Days) after any officer of the Company obtains knowledge of any Company Default or Company Event of Default or any other condition or event which has or could reasonably be expected to have a Material Adverse Effect, a certificate signed by the chief executive officer and/or chief financial officer of the Company specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto;

     (i) as promptly as practicable (but in any event within five (5) Business
Days) after receipt thereof, copies of all material reports or written comments (including, without limitation, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Company or any Subsidiary) submitted by the Company's independent accountants;

     (j) immediately (but in any event within three (3) Business Days) after any officer of the Company or any Subsidiary receives notice of the occurrence or existence of any event, development or circumstance relating to the Company or any Subsidiary which has had or could have a Material Adverse Effect;

     (k) within sixty (60) days after the end of each fiscal quarter, a Compliance Certificate executed by the Company's chief executive officer and chief financial officer substantially in the form of Exhibit H hereto;
                                                     ---------

     (l) if requested by the Bank, within five (5) Business Days after accrual in accordance with applicable law of the Company's or any Subsidiary's obligations to make deposits for FICA and withholding taxes, evidence reasonably satisfactory to the Bank that such deposits have been made as required; and

     (m) promptly such other information regarding the business, affairs and condition of the Company and its Subsidiaries as the Bank may from time to time reasonably request.

     (S)5.2  Legal Existence; Franchises; Compliance with Laws, etc.  The
     ---------------------------------------------------------------
Company will, and will cause each Subsidiary to: maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make all needful and proper repairs, renewals and replacements; take all actions necessary to maintain and keep in full force and effect all of its material, Licenses necessary for the conduct of its business; maintain at all times proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied and set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with generally accepted accounting principles consistently applied in connection with its business; and comply with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties, except where the failure to comply would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries will, without the prior written consent of the Bank, engage in any business other than the business of providing occupational health and other medical services and other related business and activities incidental thereto.

     (S)5.3  Insurance.  The Company will, and will cause each Subsidiary to,
     -----------------
maintain on all insurable properties now or hereafter owned by the Company or such Subsidiary insurance against loss or damage by fire or other casualty to the extent consistent with its current practices and will maintain or cause to be maintained public liability and workmen's compensation insurance to the extent consistent with its current practices; provided that, in any event, such
                                              -------- ----
insurance shall be written by such insurers and shall be in such form and for such periods as the Bank may from time to time reasonably require. Upon request, the Company will furnish to the Bank satisfactory evidence of all insurance coverages. Each insurance policy pertaining to any of the Company Collateral shall: (a) name the Bank as an additional insured and loss payee
                    -
pursuant to a so-called "standard mortgagee clause" and provide that all proceeds shall be payable to the Bank; (b) provide that no action or omission of
                                        -
the Company or any other Person shall void such policy as to the Bank; and (c)
                                                                            -
provide that the Bank shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance of such proposed cancellation. The Bank will be named as an additional insured under all policies of liability insurance. All such policies shall be delivered to the Bank upon request. As further assurance for the payment and performance of the Company Revolving Credit Loans and all other obligations hereunder, the Company hereby assigns to the Bank all sums, including any returned or unearned premiums, which may become payable under any policy of insurance in respect of the Company Collateral and the Company hereby directs each insurer issuing any such policy to make such payment of such sums directly to the Bank, provided, however, that unless a
                                           --------  -------
Company Default or Company Event of Default shall have occurred and be continuing, any such sums constituting proceeds of a claim in an amount per occurrence of less than $50,000 shall be paid to the Company and may be used for general corporate purposes of the Company and its Subsidiaries. No loss or claim under any policy in excess of $50,000 shall be settled without the prior written consent of the Bank.

     (S)5.4  Taxes.  The Company will, and will cause each Subsidiary to, pay
     -------------
and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties or assets, or upon any part thereof, as well as all lawful claims of any kind which, if unpaid, might by law become a lien or a charge upon its property; provided that neither the Company nor such Subsidiary shall be
              -------- ----
required to pay any such tax or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles consistently applied and deemed appropriate by the Company and its independent public accountants.

     (S)5.5  Payment of Other Indebtedness, etc.  Except as to matters being
     -------------------------------------------
contested in good faith and by appropriate proceedings and subject to (S)6.10
                                                                      -------
below, the Company will, and will cause each Subsidiary to, pay promptly when due, or in conformance with customary trade terms, all other Indebtedness and obligations incident to the conduct of its business.

     (S)5.6  Further Assurances.  From time to time hereafter, the Company will,
     --------------------------
and will cause each Subsidiary to, execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Bank may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Company Security Documents or the Company Revolving Credit Note, or of more fully perfecting or renewing the Bank's rights with respect to the Company Collateral pursuant hereto or thereto. Upon the exercise by the Bank of any power, right, privilege or remedy pursuant to this Agreement or the Company Security Documents which requires any consent, approval, registration, qualification or authorization of any other Person, including, without limitation, any governmental authority or instrumentality, the Company, at its expense, will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Bank may be required to obtain for such consent, approval, registration, qualification or authorization and will take such other action, or will cause such other action to be taken, as the Bank may reasonably request in connection therewith. Notwithstanding anything herein to the contrary, the Company shall not be required to pay any fee or other monetary compensation in order to procure any such consent, approval, registration, qualification or authorization other than customary and lawful filing or similar fees paid to governmental agencies.

     (S)5.7  Depository Accounts.  The Company will, and will cause each
     ---------------------------
Subsidiary to, maintain all of its primary depository, disbursement and other accounts with the Bank, provided that the Bank then maintains a branch office within a reasonable distance from the facilities of the Company or such Subsidiary.

     (S)5.8  Inspection; Audits by Bank; Audit Fees.  The Company will, and will
     ----------------------------------------------
cause each Subsidiary to, upon reasonable notice and at reasonable times, permit any representative designated by the Bank, at the Company's expense, to visit and inspect its and their properties, to examine and audit its and their books and records (and to make copies thereof or, if the Company does not supply copying facilities, to remove any of the same temporarily for the purpose of making copies thereof) and to discuss its and their affairs, finances and accounts with, and to be advised as to the same by, its and their employees, officers and independent certified public accountants, provided, however, that
                                                       --------  -------
unless a Company Event of Default shall have occurred and be continuing, the Bank shall not be permitted to conduct more than two (2) general inspections and/or audits during any fiscal year of the Company, and provided, further, that the Bank shall charge the Company for each inspection and/or audit an amount not in excess of the amount generally charged for such inspections and/or audits by other commercial banks within the Bank's market area. Without limiting the generality of the foregoing, representatives of the Bank shall be allowed (a) to
                                                                           -
the extent the Bank has knowledge of any potential environmental problem which could have a Material Adverse Effect and after consultation with the Company, to perform tests to determine compliance with all applicable Environmental Laws, and (b) to verify the Accounts Receivables of the Company and its Subsidiaries
     -
and to confirm with Account Debtors the validity and amount of all of the Accounts Receivable of the Company and its Subsidiaries and to notify such Account Debtors that the Company Collateral has been assigned to the Bank and that payments are to be made directly to the Bank (in each case on not more than two (2) occasions during each fiscal year of the Company, unless a Company Default or a Company Event of Default shall have occurred and be continuing). The Bank agrees that unless a Company Default or a Company Event of Default shall have occurred and be continuing, the Bank shall consult with the Company regarding the timing and content of each communication with Account Debtors contemplated by this (S)5.8.
                     ------

     (S)5.9  Environmental Indemnification.  The Company will at all times, both
     -------------------------------------
before and after repayment of the Company Revolving Credit Loans, at its sole cost and expense indemnify, exonerate and save harmless the Bank and all those claiming by, through or under the Bank (collectively, an "Indemnified Party")
                                                          -----------------
against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys' fees and experts' fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Bank's mortgages or leasehold mortgages or deeds of trust or any other instrument now or hereafter constituting a Company Security Document) be imposed upon, incurred by or asserted or awarded against an Indemnified Party and arising from or out of: (a) any liability for damage to person or property
                          -
arising out of any Hazardous Materials released on, upon, under, into or about any property at any time owned, leased or operated by the Company or any of its Subsidiaries (including, without limitation, with respect to any condition or circumstance which existed on any such property prior to or as of the time the Company or any of its Subsidiaries first acquired, leased or occupied the same) or (b) any violation of any Environmental Laws by the Company or any of its
    -
Affiliates (in the case of any Affiliate of the Company, to the extent any such liability is in any way related to the Company), or any contractor, sub-contractor, tenant, occupant or invitee thereof. Notwithstanding any limitation which otherwise might be imposed by any applicable statute of limitations, any cause of action which an Indemnified Party may have against the Company under this (S)5.9 may be brought against the Company at any time within two (2) years
     ------
following assertion of the claim against the Indemnified Party for which indemnification or exoneration is sought (it being understood that the foregoing shall not require the Bank to bring any claim or action within such two (2) year period if a longer statute applies).

     (S)5.10  Environmental Compliance.  The Company will take any and all
     ---------------------------------
appropriate response actions, including any removal and remedial action, in the event of a release, emission, discharge or disposal of any Hazardous Materials on, upon, under, into or about any property at any time, owned, leased or operated by the Company or any Subsidiary (a) as are necessary to cause the
                                           -
representations set forth in (S)3.16 to remain true and accurate, to the extent
                             -------
the failure of the same to be true and accurate could have a Material Adverse Effect, and (b) to keep all property at any time owned, leased or operated by
             -
the Company or any Subsidiary free from and uncontaminated by Hazardous Materials (other than Hazardous Materials present at such property in compliance with applicable Environmental Laws), the failure to comply with which could have a Material Adverse Effect.

     (S)5.11  Real Estate.
     --------------------

     (a) The Company will, and will cause each Subsidiary to, provide to the Bank copies of all leases of real property or similar agreements (and all amendments thereto) entered into by the Company or any Subsidiary after the Closing Date, whether as lessor or lessee. The Company will, and will cause each of its Subsidiaries to, comply with all of its and their obligations under all leases now existing or hereafter entered into by it or them with respect to real property, including, without limitation, all leases listed on any schedule hereto, to the extent that non-compliance could have a Material Adverse Effect. The Company will, and will cause each Subsidiary to, (i) provide to the Bank a
                                                      -
copy of any written default notice received by the Company or any Subsidiary under any such lease, and provide to the Bank a copy of each notice of a material default sent by the Company or any Subsidiary under any such lease;
(ii) notify the Bank, on or before the 15th day of each month, of any new leased
 --
premises or lease the Company or any Subsidiary plans to enter into during the following 30-day period or has become liable for during the preceding 30-day period; and (iii) use its commercially reasonable best efforts to obtain and
             ---
deliver to the Bank a non-disturbance agreement and landlord's waiver, prior to entering into any new lease.

     (b) From time to time at the request of the Bank, (i) the Company will, and
                                                        -
will cause each Subsidiary to, execute a first priority mortgage or leasehold mortgage, as the case may be, in favor of the Bank covering any real property now or hereafter owned or leased (provided that a leasehold mortgage shall only
                                  -------- ----
be required in the case of a ground lease) by the Company or such Subsidiary, in form and substance satisfactory to the Bank and its counsel, and provide the Bank with title and extended coverage insurance covering such real property in an amount equal to the purchase price or appraised value (whichever the title insurer will insure) of such real property (or, in the case of a lease, the amount reasonably requested by the Bank), as well as a current survey thereof, and (ii) with respect to any such real property, the Company shall, and shall
     --
cause each Subsidiary to, use its best efforts to obtain from any prior mortgagee or landlord thereof, a mortgagee or landlord waiver in form and substance acceptable to the Bank.

     (S)5.12  Communication with Accountants.  The Company hereby authorizes the
     ---------------------------------------
Bank to communicate directly with the Company's independent certified public accountants and directs those accountants to disclose to the Bank any and all financial statements and other supporting financial documents and schedules, provided that, prior to the occurrence of a Company Default or a Company Event
-------- ----
of Default, the Bank will give the Company prior notice of the Bank's intention to communicate with the Company's accountants. At or before the Closing Date, the Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)5.12.
                                           -------

     (S)5.13  Licensure; Medicaid/Medicare Cost Reports.  The Company will, and
     --------------------------------------------------
will cause each Subsidiary to, prepare and properly file true, complete and accurate Medicaid/Medicare cost reports and maintain all certificates of need, Medicaid/Medicare provider numbers and Licenses necessary to conduct its business as presently conducted and take all other actions as may be required to comply with any such new or additional requirements that may be imposed on providers of occupational health and other medical services necessary to conduct its business as presently conducted.

(S)6.  NEGATIVE COVENANTS.  So long as any of the Company Revolving Credit Loans
-------------------------
shall remain available to the Company, and until the principal of and interest on the Company Revolving Credit Note and all fees due hereunder shall have been paid in full and all of the Company's obligations to the Bank shall have been satisfied in full, the Company agrees that:

     (S)6.1  Indebtedness.  The Company will not, and will not permit any
     --------------------
Subsidiary to, create, incur, assume or become or remain liable in respect of any Indebtedness, except:
                  ------

          (a)  Indebtedness to the Bank;

          (b) current liabilities of the Company or such Subsidiary (other than
                                                                     ----- ----
     for borrowed money) incurred in the ordinary course of its business and in accordance with customary trade practices, whether outstanding on the date of this Agreement or hereafter arising or incurred;

          (c) the existing Indebtedness, if any, of the Company or such Subsidiary referred to in Schedule 3.7 hereto, in not more than the
                               ------------
     respective unpaid principal amounts thereof specified in such Schedule and any renewal, extension or refunding thereof; provided that (i) the
                                                  --------       -
     principal amount thereof committed immediately before giving effect to such renewal, extension or refunding is not increased and (ii) the maturity
                                                           --
     thereof is not shortened;

          (d) Indebtedness of the Company or such Subsidiary secured as permitted by subparagraph (e) of (S)6.2;
                                -     ------

          (e) Indebtedness of the Company or such Subsidiary in respect of guarantees to the extent permitted under (S)6.3;
                                              ------

          (f) any Subordinated Debt, including, without limitation, any such Subordinated Debt incurred in connection with any Eligible Acquisition, provided that the aggregate principal amount of all such Subordinated Debt
     -------- ----
     shall at no time exceed $10,000,000;

          (g) Indebtedness of the Company or such Subsidiary (other than for borrowed money) that is:

            (i) for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles consistently applied shall have been set aside on its books;

            (ii) to carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business; or

            (iii) incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

          (h) Indebtedness of the Company or such Subsidiary not otherwise contemplated by this (S)6.1, provided that the aggregate principal amount
                                  -------- ----
     of all such Indebtedness shall at no time exceed $2,000,000.

     (S)6.2  Liens, etc.  The Company will not, and will not permit any
     -------------------
Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capital Lease) with respect to, any property or asset now owned or hereafter acquired by the Company or such Subsidiary, except:
                                            ------

          (a) any lien securing Indebtedness to the Bank;

          (b) liens securing the payment of Indebtedness of the type permitted and described in subparagraph (f) of (S)6.1;
                                          ------

          (c) liens securing payment of Indebtedness of the type permitted and described in subparagraph (h) of (S)6.1;
                                      ------

          (d) the existing mortgages, equipment leases and security interests referred to in Schedule 3.7 hereto, if any, or any renewal, extension or
                    ------------
     refunding of any such mortgage or security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

          (e) purchase money mortgages, liens and other security interests, including Capital Leases and other equipment leases, created in respect of property acquired or leased by either the Company or such Subsidiary after the date hereof or existing in respect of property so acquired or leased at the time of acquisition or lease, thereof, provided that each such lien
                                                -------- ----
     shall at all times be confined solely to the item or items of property so acquired or leased; and

          (f) liens for taxes not yet delinquent or being contested in good faith as provided in (S)5.4; liens in connection with workmen's
                          ------
     compensation, unemployment insurance or other social security obligations; liens securing the performance of bids, tenders, contracts, surety and appeal bonds, liens to secure progress or partial payments and other liens of like nature arising in the ordinary course of business; mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith as provided in (S)5.4; liens arising pursuant
                                                  ------
     to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; zoning restrictions, easements, licenses, reservations, restrictions on the use of real estate owned or leased by the Company or any of such Subsidiaries, or minor irregularities incident thereto, in each case which either (1) exist on the date hereof and are reflected in the respective title insurance policies delivered to the Bank on or prior to the date hereof or (2) do not in the aggregate materially detract from the marketability, value or use of the property or assets of the Company or any of such Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by the Company or any such Subsidiary; and other liens or encumbrances incidental to the conduct of the business of the Company or any of such Subsidiaries or to the ownership of their respective properties or assets, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not materially detract from the value of the properties or assets of the Company or any of such Subsidiaries or materially affect the use thereof in the operation of their business.

     (S)6.3  Loans, Guarantees and Investments.  The Company will not, and will
     -----------------------------------------
not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, including, without limitation, the officers and employees of the Company, except:
         ------

          (a) extensions of credit by the Company or such Subsidiary in the ordinary course of business;

          (b) the presently outstanding investments, loans and advances, if any, and the presently existing guarantees, if any, referred to in Schedule 3.7
                                                                   ------------
     hereto;

          (c) Cash Equivalent Investments, provided that the Bank has a first
                                           -------- ----
     priority perfected security interest in any such asset;

          (d) advances to officers and employees of the Company or such Subsidiary for expenses to be incurred by them in the ordinary course of performing their services to the Company or such Subsidiary;

          (e) loans, advances guarantees, endorsements and investments by the Company to, for the benefit of or in any Subsidiary (or any JV Subsidiary provided that such JV Subsidiary uses the proceeds of any such loans, advances, guarantees, endorsements or investments solely for the purposes specified in (S)2 of the form of the JV Revolving Credit Agreement attached hereto as Exhibit A);
               ---------

          (f)  Capital Expenditures;

          (g) without duplication, investments permitted as Indebtedness pursuant to (S)6.1; and
                 ------

          (h) existing and future investments comprised of stocks, bonds and notes of existing or former Account Debtors if such investment was received pursuant to the consummation of a bankruptcy plan of reorganization or similar proceedings of such Account Debtor.

     (S)6.4  Leases.  The aggregate amount of payments made by the Company and
     --------------
its Subsidiaries during any fiscal year, whether for rental payments, principal payments, interest payments, service charges or otherwise, under all Leases, including, without limitation, Capital Leases, Operating Leases, lease-purchase agreements, conditional sales contracts, purchase money security arrangements and other similar agreements, shall not exceed $2,000,000 in the aggregate during the current fiscal year, $3,000,000 in the aggregate during the fiscal year beginning January 1, 1998, and $4,000,000 in the aggregate during each fiscal year thereafter.

     (S)6.5  Mergers and Consolidations.  Except in connection with the
     ----------------------------------
consummation of an Eligible Acquisition or unless prior to or simultaneously with the consummation of such transaction(s) the Company shall have paid in full all obligations to the Bank under and in respect of the Company Revolving Credit Note and the other Company Loan Documents, the Company will not, and will not permit any Subsidiary to, enter into any merger or consolidation without the prior written consent of the Bank, provided that (i) any Subsidiary may be merged or consolidated with another
--------
Subsidiary, (ii) any wholly-owned Subsidiary of the Company may be merged into the Company, and (iii) any Person may be merged or consolidated with the Company if the Company is the surviving entity, the Net Worth immediately after given effect thereto is not less than the Net Worth immediately prior thereto, and both at the time of and immediately after giving effect thereto, no Company Default or Company Event of Default shall have occurred and be continuing.

     (S)6.6  Sale of Assets.  The Company will not sell all or substantially all
     ----------------------
of its assets in one or a series of related transactions unless prior to or simultaneously with the consummation of such transaction(s) the Company shall have paid in full all obligations to the Bank under and in respect of the Company Revolving Credit Note and the other Company Loan Documents.

     (S)6.7  Issuance of Additional Shares, etc.  The Company will not permit
     -------------------------------------------
any Subsidiary to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Shares of such Subsidiary (or options to acquire any such Shares), except for the pledge of such Shares to the Bank and the sale of such Shares to any Person who immediately upon the purchase thereof pledges such Shares to the Bank.

     (S)6.8  Compliance with ERISA.  The Company will make, and will cause all
     -----------------------------
Subsidiaries to make, all payments or contributions to employee benefit plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. The Company will not engage, and will not permit or suffer any Subsidiary or any Person entitled to indemnification or reimbursement from the Company or any Subsidiary to engage, in any prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of ERISA for which an exemption is not available.

     (S)6.9  Transactions with Affiliates.  The Company will not, and will not
     ------------------------------------
permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction with any Affiliate of the Company, on terms that are less favorable to the Company or such Subsidiary than those which might be obtained at the time from Persons who are not such an Affiliate. The provisions of this (S)6.9 shall
                                                                    ------
not prohibit the Company from entering into management and sub-management agreements and related agreements with Affiliates of the Company in substantially the same manner as has been the practice of the Company previously.

     (S)6.10  Environmental Liabilities.  The Company will not, and will not
     ----------------------------------
permit any Subsidiary to, violate any requirement of law, rule or regulation regarding Hazardous Materials or any other Environmental Law, the violation of which could have a Material Adverse Effect.

     (S)6.11  Subsidiaries.  Except as set forth in the next succeeding
     ---------------------
sentence, the Company will not enter into any joint venture or become a partner in any partnership or otherwise organize, acquire or create any Subsidiary without the prior written consent of the Bank. Notwithstanding any provision hereof to the contrary, the Company may enter into a joint venture or become a partner in any partnership or otherwise organize, acquire or create a Subsidiary if prior to the establishment of such Subsidiary, the Company shall have provided at least three (3) Business Days written notice to the Bank of such transaction and shall have delivered to the Bank security documents effective upon the date of such transaction relating to such Subsidiary as required in
(S)1.8.

     (S)6.12 Fiscal Year.  The Company will not change its fiscal year end
     -------------------
without the Bank's prior written consent.

     (S)6.13  Subordination.  The Company will not make, or cause or permit to
     ----------------------
be made, any payments in respect of any Subordinated Debt in contravention of the subordination provisions contained in the evidence of such Subordinated Debt or in any written agreement pertaining thereto, nor will the Company amend or modify without the prior written consent of the Bank (a) any of such
                                                      -
subordination provisions or (b) any of the other provisions set forth in the
                             -
agreements under which such Subordinated Debt is outstanding or contained in the evidence of such Subordinated Debt, in each case, in any manner adverse to the interests of the Bank.

(S)7.  FINANCIAL COVENANTS.  So long as any of the Company Revolving Credit
--------------------------
Loans shall remain available to the Company, and until the principal of and interest on the Company Revolving Credit Note and all fees and other amounts due hereunder shall have been paid in full and all of the Company's obligations to the Bank have been satisfied in full, the Company agrees that:

     (S)7.1  Minimum Net Worth.  The Company will not permit the Net Worth for
     -------------------------
the fiscal years of the Company ending on the dates set forth below to be less than the respective amounts indicated for such fiscal years:

 ================================
 Fiscal Year Ending     Minimum
    December 31,       Net Worth
--------------------  -----------
---------------------------------
        1998          $10,000,000
---------------------------------
        1999          $10,000,000
=================================


     (S)7.2  Quick Ratio.  The Company will not permit the Quick Ratio for any
     -------------------
fiscal quarter ending after the date hereof to be less than 1.25 to 1.00.

(S)8.  DEFAULTS; REMEDIES.
-------------------------

     (S)8.1  Company Events of Default.  If any of the following events (each a
     ---------------------------------
"Company Event of Default") shall occur:
 ------------------------

     (a) the Company shall default in the payment of principal of the Company Revolving Credit Note after the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or upon acceleration of otherwise; or the Company shall default in the payment of interest on the Company Revolving Credit Note or any fee due hereunder for more than three (3) Business Days after the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise; or

     (b) the Company shall default in the performance of or compliance with any term contained in (S)6 (other than (S)6.1, (S)6.2, (S)6.3, (S)6.8, (S)6.10 or
                  ----  ----- ---- ------  ------   ------  ------  -------
(S)7; or
----

     (c) the Company shall default in the performance of or compliance with any term contained herein other than those referred to in this (S)8 and such default
                                                           ----
shall not have been remedied within thirty (30) days after written notice of the default shall have been given to the Company by the Bank, provided, however,
                                                          --------  -------
that if such default by its nature cannot be remedied, then such default shall be deemed a Company Event of Default as of the date of its occurrence, and provided, further, that if such default cannot be remedied within such 30-day
--------  -------
period but the Company is proceeding diligently to cure such default, such 30-day period shall be extended to ninety (90) days to permit the Company to effect such cure; or

     (d) the Company, any Subsidiary, any shareholder of the Company or other Person (other than the Bank) which is a party to any of the Company Security Documents shall default in the performance of or compliance with any term contained in the Company Security Documents, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

     (e) any material representation or warranty made herein or in any of the Company Security Documents or in any document to be furnished pursuant hereto or thereto (including, without limitation, any document required under (S)1 and
                                                                    ----
(S)5.1 hereof) by the Company or any Subsidiary shall prove to have been false
------
or incorrect in any material respect; or

     (f) the Company or any Subsidiary shall default in any payment due on any Indebtedness in respect of borrowed money (other than to the Bank, as to which
                                           ----- ----
(S)8.1(a) shall apply), any Capital Lease or the deferred purchase price of
---------
property, the aggregate outstanding amount of which exceeds $100,000, and such default shall continue for more than the period of grace, if any, applicable thereto, or in the performance of or compliance with any term of any evidence of such Indebtedness (including, without limitation, Subordinated Debt) or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein so as to permit the acceleration thereof and shall not have been waived pursuant thereto; or

     (g) the Company or any Subsidiary shall discontinue its business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due as provided in the last sentence of
(S)3.3(c), or shall apply for or consent to the appointment of or taking
---------
possession by a trustee, receiver or liquidator (or other similar official) of the Company or such Subsidiary or any substantial part of the property of the Company or such Subsidiary, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Company or any Subsidiary shall take any action to dissolve or liquidate the Company or such Subsidiary; or

     (h) an involuntary proceeding shall be commenced against the Company or any Subsidiary under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law and such case or proceeding shall remain for sixty (60) days undismissed, or a decree shall be entered appointing a trustee, receiver or liquidator (or other similar official) of the Company or any Subsidiary or any substantial part of the property of the Company or such Subsidiary and the entry of such decree shall not be stayed within sixty (60) days after the entry thereof, provided
                                                                    --------
that nothing herein shall limit or in any way derogate from the Bank's rights
----
during such 60-day period to file any pleadings or take any action or position deemed necessary or advisable by the Bank (including, without limitation, pleadings opposing the dismissal of the case); or

     (i) a final judgment which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds confirmed applicable insurance coverage by an aggregate of $100,000 shall be rendered against the Company or any Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of the Company or any Subsidiary shall have been seized in satisfaction thereof; or

     (j) the Company is enjoined, restrained, or in any material way prevented by the order of any court or any administrative or regulatory agency of competent jurisdiction from conducting all or any material part of its business which event could have a Material Adverse Effect; or

     (k) any Company Security Document shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the express prior written agreement, consent or approval of the Bank, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Company Security Document shall be commenced by or on behalf of the Company or any other Person bound thereby or by any governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that any one or more of the Company Security Documents or any one or more of the material obligations of any Person or Persons under any one or more of the Company Security Documents are illegal, invalid or unenforceable in accordance with the terms thereof; or

     (l) any material License is lost, terminated, suspended, revoked or amended in a manner which could have a Material Adverse Effect;

then, and in any such event, and at any time thereafter if any Company Event of Default shall be continuing, the Bank may, by written notice to the Company, (i)
                                                                              -
declare the principal of and accrued interest in respect of the Company Revolving Credit Note to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Company Revolving Credit Note shall become forthwith due and payable without presentment, demand, protest, notice of intent to accelerate, notice to accelerate or other notice of any kind, all of which are hereby expressly waived, to the extent permitted by applicable law, by the Company, and/or (ii) terminate the Company Credit Commitment and refuse to
                     --
make any further Company Revolving Credit Loans hereunder, whereupon said Company Credit Commitment shall forthwith terminate without any other notice of any kind; provided that, upon the occurrence of any event (not taking into
          -------- ----
account the 60-day period specified in (S)8.1(h)) described in (S)8.1(g) or
                                       ---------               ---------
(S)8.1(h), the Company Credit Commitment shall automatically and immediately
---------
terminate and the Bank shall have no further obligation to make any Company Revolving Credit Loans hereunder and all obligations of the Company to the Bank shall forthwith automatically become due and payable without presentment, demand, protest, notice of intent to accelerate, notice to accelerate or other notice of any kind, all of which are hereby expressly waived, to the extent permitted by applicable law, by the Company. A Company Event of Default hereunder shall also constitute an event of default under each Company Security Document.

     (S)8.2  Remedies on Demand, etc.  In case any Company Event of Default
     --------------------------------
shall occur and be continuing, the Bank may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Company Revolving Credit Note or any Company Security Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No course of dealing and no delay on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise prejudice the Bank's rights. No right conferred hereby or by the Company Revolving Credit Note or any Company Security Document upon the Bank shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(S)9.  DEFINITIONS.  As used herein the following terms have the following
------------------
respective meanings:

          Account Debtor:  the Person who is obligated on or under an Account
          --------------
Receivable, including, without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

          Accounts Receivable: means all the accounts, accounts receivable,
          -------------------
notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person from any other Person for goods sold by it or for services rendered by it, or however otherwise established or created, all guarantees and security therefor, all right, title and interest of such Person in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

          Affiliate: as applied to any Person, a spouse or relative of such
          ---------
Person, any member (of an unincorporated entity), director, partner or officer of such Person, any corporation, partnership, association, firm or other entity of which such Person is a member, director, partner or officer, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, including, without limitation, any Subsidiary.

          Affiliated Company: the meaning specified in (S)3.14.
          ------------------                           -------

          Agreement: this Agreement, as the same may be amended and/or restated
          ---------
from time to time as provided herein.

          Applicable Interest Rate Premium:  the meaning specified in (S)1.4.
          --------------------------------                            ------

          Available Company Credit Commitment: the meaning specified in (S)1.2.
          -----------------------------------                           ------

          Bank: the meaning specified at the beginning of this Agreement.
          ----

          Base Rate: the per annum rate of interest announced from time to time
          ---------
by the Bank in Boston, Massachusetts, as its "base rate".

          Business Day: any day, excluding Saturday and Sunday and excluding any
          ------------
other day which shall be in Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

          Capital Expenditure: any payment made directly or indirectly for the
          -------------------
purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with generally accepted accounting principles consistently applied would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor, and excluding capitalized engineering and/or software costs except if the same were capitalized in connection with an acquisition, merger, sale or other development transaction.

          Capital Lease: any lease of property (real, personal or mixed) which,
          -------------
in accordance with generally accepted accounting principles consistently applied, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

          Cash Equivalent Investment means, at any time:
          --------------------------

          (a) any debt security, with a stated maturity date of not more than one year after such time, issued or fully guaranteed by the United States Government or an agency thereof that is backed by the full faith and credit of the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) an issuer organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Ratings Agency, Inc. (or its successor) or P-1 by Moody's Investors Services, Inc. (or its successor), or

               (ii) the Bank;

          (c) any overnight deposit obligation or any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 or,

               (ii) the Bank;

          (d) any repurchase agreement entered into with the Bank (or other commercial banking institution of the stature referred to in clause (c)
                                                                  ----------
     (i)) which is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); or
                                                -----------         ---

          (e) any freely redeemable shares of money market funds which have a rating of at least A-1 or P-1 from either of the rating agencies specified in clause (b) (i) (or their respective successors).
        --------------

          Closing Date: the date on which the first Company Revolving Credit
          ------------
Loan is made under this Agreement.

          Closing Events: the meaning specified at the beginning of (S)3.
          --------------                                            ----

          Code: the Internal Revenue Code of 1986, as amended.
          ----

          Company: the meaning specified at the beginning of this Agreement.
          -------

          Company Collateral: the meaning specified in (S)1.8.
          ------------------                           ------

          Company Commitment Fee: the meaning specified in (S)1.5.
          ----------------------                           ------

          Company Credit: the meaning specified in (S)1.2.
          --------------                           ------

          Company Credit Commitment: the meaning specified in (S)1.1.
          -------------------------                           ------

          Company Default: any event or condition which, with the giving of
          ---------------
notice or the expiration of any applicable grace period, or both, would constitute a Company Event of Default.

          Company Event of Default:  the meaning specified in (S)8.1.
          ------------------------                            ------

          Company Facility Fee: the meaning specified in (S)1.5.
          --------------------                           ------

          Company Loan Documents: this Agreement, the Company Revolving Credit
          ----------------------
Note, the Company Security Documents and any agreement or instrument executed by the Company and/or any of its Subsidiaries in connection herewith from time to time, in each case as the same may be amended and/or restated from time to time.

          Company Revolving Credit Loan or Loans: the meaning specified in
          --------------------------------------
(S)1.2.
------

          Company Revolving Credit Note: the meaning specified in (S)1.3.
          -----------------------------                           ------

          Company Security Document or Documents: the meaning specified in
          --------------------------------------
(S)1.8.
------

          Credit Expiration Date: the meaning specified in (S)1.1.
          ----------------------                           ------

          Current Liabilities: all liabilities of the Company and its
          -------------------
Subsidiaries which may be properly classified as current liabilities in accordance with generally accepted accounting principles on a consolidated basis, provided, however, that Current Liabilities shall at all times include
       --------  -------                                              -------
the portion due within 12 months of all Indebtedness of the Company, including, without limitation, Indebtedness constituting amounts payable by the Company to all JV Subsidiaries and Indebtedness in respect of the Company Revolving Credit Note, Capital Leases and non-competition agreements.

          Debt Service Coverage Ratio: for any period, the ratio of (x) the
          ---------------------------
EBITDA for such period, minus unfinanced Capital Expenditures by the Company and
                        -----
its Subsidiaries during such period, minus taxes paid by the Company and its
                                     -----
Subsidiaries during such period, to (y) Interest Expense plus current maturities
                                                         ----
of long-term Indebtedness of the Company and its Subsidiaries.

          EBITDA: The consolidated earnings (or loss) from the operations of the
          ------
Company and its Subsidiaries for any period, before interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles on a consolidated basis.

          Eligible Acquisition: shall mean the acquisition by the Company of the
          --------------------
assets or Shares of any Person engaged in the business of providing occupational health or other medical services or other related business or activities incidental thereto, provided that prior to such Eligible Acquisition, and after
                    -------- ----
giving effect thereto (including any Company Revolving Credit Loans requested by the Company in connection with such Eligible Acquisition), there shall exist no Company Default or Company Event of Default.

          Environmental Laws: the Resource Conservation and Recovery Act, the
          ------------------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act and any other federal, state or local statute, regulation, ordinance, order or decree relating to health, safety and/or the environment, as now or hereafter in effect.

          ERISA: the meaning specified in (S)3.14.
          -----                           -------

          Friendly PCs:  shall mean OHP-VT, Inc., a Vermont corporation,
          ------------
Occupational Health Physicians, Inc., a Rhode Island corporation, Occupational Medical Services, P.C., a New York professional services corporation and any other entity that performs medical services for Patients at centers managed by the Company and whose Shares are not held by the Company.

          Hazardous Material: (a) any asbestos or insulation or other material
          ------------------   -
composed of or containing asbestos and (b) any petroleum product and any
                                        -
hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Law, as now or hereafter in effect.

          Indebtedness: as applied to any Person, (a) all items (except items of
          ------------                             -
capital or surplus or of retained earnings) which in accordance with generally accepted accounting principles consistently applied would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including any Capital Lease, (b) all indebtedness secured by any mortgage,
                              -
pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) all indebtedness
                                                           -
of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

          Indemnified Party: the meaning specified in (S)5.9.
          -----------------                           ------

          Insurer:  a Person that insures a Patient against certain of the costs
          -------
incurred in the receipt by such Patient of Medical Services, or that has an agreement with any other Person to compensate such other Person for providing services to a Patient.

          Interest Rate Adjustment Date: the first day of the first month
          -----------------------------
following the receipt by the Bank of each set of year-end financial statements required to be delivered to the Bank pursuant to (S)5.1, commencing on the first of such dates to occur after the receipt by the Bank of the financial statements for the fiscal year ending December 31, 1997.

          Interest Expense: for any period, the aggregate amount (determined in
          ----------------
accordance with generally accepted accounting principles on a consolidated basis) of interest paid or payable during such period by the Company and its Subsidiaries in respect of all Indebtedness for borrowed money, Capital Leases and the deferred purchase price of property.

          JV Commitment Fee:  the meaning specified in (S)1.5.
          -----------------                            ------

          JV Credit Commitment:  the meaning specified in (S)1.1.
          --------------------                            ------

          JV Subsidiary or Subsidiaries:  the meaning specified in (S)1.1.
          -----------------------------                            ------

          JV Revolving Credit Agreement or Agreements: the meaning specified in
          -------------------------------------------
(S)1.1.

          JV Revolving Credit Loan or Loans: the meaning specified in the JV
          ---------------------------------
Revolving Credit Agreements.

          Lease: any lease or other periodic payment arrangement in respect of
          -----
property (real, personal or mixed).

          Licenses: the meaning specified in (S)3.4.
          --------                           ------

          Material Adverse Effect: a material adverse effect on (a) the
          -----------------------                                -
business, assets, operations or financial or other condition of the Company and its Subsidiaries taken as a whole, (b) the Company's ability to pay and perform
                                    -
all of the Company Revolving Credit Loans and other obligations owing by it to the Bank in accordance with the terms thereof, and/or (c) a material portion of
                                                       -
the Company Collateral or the Bank's security interests in a material portion of the Company Collateral, or the priority of such security interests.

          Medicaid/Medicare Account Debtor:  any Account Debtor which is (i) the
          --------------------------------
United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any State or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

          Medical Services:  medical and health care services provided to a
          ----------------
Patient, including, but not limited to, medical and health care services provided to a Patient and performed by any Person which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by any Person to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

          Net Worth: at any date, the sum of (i) the par value (or value stated
          ---------
on the books of the Company) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with generally accepted accounting principles. For purposes of the calculation of Net Worth, the Company's Series A Preferred Stock shall be treated as capital stock referenced in clause "(i)" of the definition of the term "Net Worth".

          Operating Lease: any Lease other than a Capital Lease.
          ---------------

          Patient:  any individual receiving Medical Services from any Person
          -------
and all Persons legally liable to pay such Person for such Medical Services other than Insurers.

          PBGC:  the meaning specified in (S)3.14.
          ----                            -------

          Permitted Liens: those liens specified in (S)6.2.
          ---------------                           ------

          Person: a corporation, an association, a partnership, a joint venture,
          ------
an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          Proprietary Rights: any patents, registered and common law trademarks,
          ------------------
service marks, trade names, copyrights, licenses and other similar rights, and applications for each of the foregoing.

          Quick Ratio: at any date, the ratio of (x) the cash and Cash
          -----------
Equivalent Investments of the Company and its Subsidiaries on a consolidated basis, plus the Accounts Receivable of the Company and its Subsidiaries on a
       ----
consolidated basis, plus the management fees due and payable to the Company from
                    ----
all Affiliates of the Company, to (y) Current Liabilities.

          Real Estate Leases: the meaning specified in (S)3.8.
          ------------------                           ------

          Shares: of any Person shall include any and all shares of capital
          ------
stock, partnership interests, limited liability company interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

          Subordinated Debt: any Indebtedness of the Company or any of its
          -----------------
Subsidiaries which by its terms (or by the terms of the instruments under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Debt) is made subordinate and junior in right of payment to the Company

Revolving Credit Note and to the Company's or any such Subsidiary's other obligations to the Bank hereunder by provisions substantially in the form of
Exhibit I hereto.
---------

          Subsidiary: of any Person at any date shall mean (a) any other Person
          ----------                                        -
a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-
                      -
mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or
                  -
losses or more than 50% of such Person's assets on liquidation or (ii) holds an
                                                                   --
equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Company. Notwithstanding any provision hereof to the contrary, as used herein, the term "Subsidiary" shall not be deemed to refer to any JV Subsidiary (or any Subsidiary of any JV Subsidiary) except in respect of the matters set forth in (S)3.3(a), (S)3.3(b), (S)5.1(a), (S)5.1(b), (S)5.1(f) and (S)7 and the
related definitional provisions of this Agreement. The Bank acknowledges that no Friendly PC is a "Subsidiary."

          Voting Stock: when used with reference to any Person, shall mean
          ------------
Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than Shares having such power only by reason of the happening of a contingency.

(S)10.  SETOFFS, ETC.  At any time after a Company Event of Default shall have
---------------------
occurred and is continuing, any Indebtedness from the Bank to the Company or any Subsidiary (including, without limitation, any deposits or other sums credited by or due from the Bank for the Company or any Subsidiary) may, without regard to the value of the Company Collateral, be offset and applied toward the payment of any Indebtedness of the Company or any Subsidiary to the Bank, whether or not such Indebtedness, or any part thereof shall then be due.

(S)11.  EXPENSES; INDEMNIFICATION.
---------------------------------

         (a) Whether or not the transactions contemplated hereby shall be consummated, the Company agrees (i) to pay all reasonable expenses (other than
                                 -
any fees and expenses attributable to any syndication efforts by the Bank), including reasonable fees and disbursements of counsel for the Bank, which the Bank has incurred or may hereafter incur in connection with the preparation of this Agreement, the Company Security Documents, the Company Revolving Credit Note and all other documents related hereto (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and the transactions contemplated hereby or the protection, preservation and/or enforcement of the rights of the Bank hereunder or under the Company Revolving Credit Note or the Company Security Documents in the event of a default hereunder or thereunder (including, without limitation, amounts incurred with respect to any so-called "workout" of the loans) and (ii) to pay all taxes (other than the Bank's income taxes) and fees
            --                    ------ ----
(including interest and penalties), including, without limitation, all recording and filing fees, transfer and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement, the Company Security Documents, the Company Revolving Credit Note and all other documents related hereto (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and to indemnify the Bank and hold the Bank harmless against any loss or liability resulting from non-payment or delay in payment of any such tax. Each of the Borrowers hereby authorizes the Bank to pay all such amounts described above and to charge the same to the Company's accounts at the Bank if the same are not paid within seven (7) days after the Bank notifies the Company in writing of the amounts owed.

     (b) The Company will indemnify the Bank, its directors, officers and employees and each other Person, if any, who controls the Bank, and will hold the Bank and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which the Bank or such other Persons may incur or which may be asserted against the Bank or such other Persons (collectively, "Expenses") in connection with or arising out of any investigation, litigation or proceeding involving the Company or any shareholder or any Affiliate of the Company or any such shareholder (including compliance with or contesting of any subpoenas or other process issued against the Bank, or any director, officer or employee of the Bank, or any Person, if any, who controls the Bank in any proceeding involving the Company or any shareholder or any Affiliate of the Company or any such shareholder), whether or not the Bank is party thereto, to the extent any of the foregoing relates to the Closing Events, the use of proceeds of the Company Revolving Credit Loans and/or any other matter relating to this Agreement and/or any of the other Company Loan Documents and/or the respective transactions contemplated hereby and thereby. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof. Notwithstanding anything herein to the contrary, the Company shall not be obligated to indemnify the Bank (or any other such Persons) in respect of any Expenses attributable to the willful misconduct or gross negligence of the Bank or such other Persons.

     (c) The Company acknowledges and agrees that its agreements and obligations under this (S)11 and under (S)5.9 shall survive the termination of
                       -----           ------
this Agreement and repayment in full of the Company Revolving Credit Loans.

(S)12.  WAIVERS.  The Bank's failure to insist upon the strict performance of
---------------
any term, condition or other provision of this Agreement, the Company Security Documents or the Company Revolving Credit Note or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by the Bank of any such term, condition or other provision or Company Default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such Company Default or Company Event of Default shall not affect or alter this Agreement, the Company Security Documents or the Company Revolving Credit Note, and each and every term, condition and other provision of this Agreement, the Security Documents and the Company Revolving Credit Note shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Company Default or Event of Default in connection therewith.

(S)13.  MISCELLANEOUS.
---------------------

         (S)13.1  Notices, etc.  All notices, demands and other communications
         ----------------------
hereunder shall be in writing and shall be personally delivered, transmitted or mailed by (a) telegraphic, telex or facsimile transmission, (b) reputable
           -                                                 -
overnight courier or (c) first class mail, postage prepaid, as follows:
                      -

          (a)  If to the Bank:

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts 02110
               Attention:  George H. Dixon, Director
               ---------

               with a copy to:

               Choate, Hall & Stewart
               Exchange Place
               53 State Street
               Boston, Massachusetts  02109
               Attention: Willie J. Washington, Esq.
               ---------


          (b)  If to the Company:

               Occupational Health + Rehabilitation Inc
               175 Derby Street
               Hingham, Massachusetts 02043
               Attention:  John C. Garbarino, President
               ---------

               with a copy to:

               Shipman & Goodwin LLP
               One America Row
               Hartford, Connecticut 06103
               Attention: Donna L. Brooks, Esq.
               ---------
or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon the earlier to occur of (i) three (3)
                                                                 -
Business Days after the date on which it is deposited in the U.S. mails or (ii)
                                                                            --
actual receipt by the party to whom such notice is directed.

     (S)13.2  Calculations, etc.  Calculations hereunder shall be made and
     ---------------------------
financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles and practices which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein.

     (S)13.3  Governmental Approval.  The Company agrees to use its commercially
     ------------------------------
reasonable best efforts to take any action which the Bank may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Bank by this Agreement and the Company Security Documents, including specifically, at the cost and expense of the Company, the use of its commercially reasonable best efforts to assist in obtaining approval of any applicable governmental or regulatory authority or court for any action or transaction contemplated by this Agreement or the Company Security Documents which is then required by law.

     (S)13.4  Survival of Agreements, etc.  This Agreement shall inure to the
     -------------------------------------
benefit of the Bank and its successors and assigns including any subsequent holder or holders of the Company Revolving Credit Note, and the term "Bank"
                                                                      ----
shall include any such holder or holders whenever the context permits. In the event of a sale or assignment by the Bank of all or any of the Company Revolving Credit Loans or any of the Secured Obligations (as defined in the Company Security Documents) held by it, the Bank may assign or transfer its rights and interests under this Agreement and any one or more of the Company Security Documents in whole or in part to the purchaser or purchasers thereof, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Bank hereunder and thereunder, and the Bank shall thereafter be forever released and fully discharged from any liability or responsibility hereunder or thereunder accruing or arising after the effective date of the assignment with respect to the rights and interests so assigned; provided,
                                                                 --------
however, in the event of any sale or assignment by the Bank to any Persons which
-------
would result in the Bank beneficially owning less than fifty percent (50%) of the outstanding principal amount of the Company Revolving Credit Note at a time when no Company Event of Default then exists, any such sale shall be subject to the consent of the Company (which consent shall not be unreasonably withheld) and; provided, further, that any such Persons acquiring all or any interest in
     --------  -------
the Company Revolving Credit Note shall agree, for the benefit of the Company, to be bound by the provisions of (S)13.9 hereof. All agreements,
                                 -------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Company Revolving Credit Loans hereunder.

     (S)13.5  Counterparts, etc.  This Agreement may be executed in any number
     ---------------------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     (S)13.6  Entire Agreement, etc.  This Agreement constitutes the entire
     -------------------------------
contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

     (S)13.7  Governing Law, etc.; Construction.  (a) This Agreement and the
     ------------------------------------------    -
Company Revolving Credit Note, including the validity thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of laws principles) and is intended to take effect as a sealed instrument. Except as prohibited by law which cannot be waived, the Company hereby waives any right that it may have to claim or recover in any litigation involving the Bank any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The provisions of this Agreement are severable; the unenforceability of any provision of this Agreement shall not affect the validity, binding effect and enforceability of any other provision or provisions of this Agreement.

     (b) Any reference to this Agreement, the Company Revolving Credit Note, the
      -
Company Security Documents and the other Company Loan Documents contained herein or in any other Company Loan Document shall (unless otherwise indicated) be deemed to refer to such writing as the same may be amended and/or restated from time to time in accordance with the terms thereof. Except to the extent the context otherwise requires, the words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or paragraph of this Agreement. In the event of any conflict between the provisions of this Agreement (on the one hand) and the provisions of any of the other Company Loan Documents (on the other hand), the provisions of this Agreement shall prevail.

     (S)13.8  Jurisdiction; Waiver of Jury Trial.  THE COMPANY, TO THE EXTENT
     -------------------------------------------
THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO SERVICE OF PROCESS, AND TO BE SUED, IN THE COMMONWEALTH OF MASSACHUSETTS AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS HEREUNDER OR UNDER THE COMPANY REVOLVING CREDIT NOTE OR ANY OF THE

COMPANY SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. THE COMPANY FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS PROVIDED IN (S)13.1 OR AS OTHERWISE
                                                   -------
PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED IN RESPECT OF THIS AGREEMENT, THE COMPANY REVOLVING CREDIT NOTE, THE COMPANY SECURITY DOCUMENTS, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH. The Company hereby certifies that neither the Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that the Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Company acknowledges that the Bank has been induced to enter into this Agreement by, among other things, this waiver. The Company acknowledges that it has read the provisions of this Agreement and in particular this paragraph; has consulted legal counsel; understands the rights it is granting in this Agreement and is waiving under this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

     (S)13.9  Confidentiality.  The Bank hereby agrees to exercise reasonable
     ------------------------
efforts to keep any non-public information delivered or made available to the Bank pursuant to this Agreement or any of the Company Loan Documents confidential from any Persons except (a) Persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, (b) with the prior written consent of the Company, (c) as would reasonably be required in connection with the exercise of any remedy under this Agreement or any of the other Company Loan Documents after and during the continuance of a Company Event of Default or (d) as may be required by law, provided that in the event that the Bank or its representatives are requested or compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the non-public information delivered or made available to the Bank pursuant to this Agreement or any of the Company Loan Documents, the Bank, and its representatives shall provide the Borrowers with prompt notice of such request. The Bank further agrees to use its best efforts to obtain confidentiality agreements from any and all Persons with whom the Bank may be negotiating a private sale of all or any portion of the Company Collateral; the Company acknowledges and agrees, however, that no such confidentiality agreements shall be required as a condition or as part of any public sale of all or any portion of the Company Collateral.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                              OCCUPATIONAL HEALTH +
                              REHABILITATION INC


                              By:  /s/ John C. Garbarino
                                 ------------------------------
                                 President              (Title)

                              BANKBOSTON, N.A.



                              By:  /s/ George H. Dixon
                                  -----------------------------
                                  Director              (Title)

The following Exhibits and Schedules of the Revolving Credit Agreement have been omitted:

Exhibits:
---------------
Exhibit A     -      Form of JV Revolving Credit Agreement
Exhibit B     -      Form of Revolving Credit Note
Exhibit C     -      Form of Security Agreement
Exhibit D     -      Form of Collateral Assignment of Leases
Exhibit E     -      Form of Legal Opinion of Shipman & Goodwin LLP
Exhibit F     -      Form of Officers' Certificate
Exhibit G     -      Form of Accounts Receivable Aging Report
Exhibit H     -      Form of Compliance Certificate
Exhibit I     -      Form of Subordination Provisions


Schedules:
---------------

Schedule 3.2  -      Subsidiaries
Schedule 3.3  -      Financial Statements and Reports
Schedule 3.4  -      Licenses, Franchises, etc.
Schedule 3.5  -      Material Agreements
Schedule 3.7  -      Indebtedness, Liens and Investments, etc.
Schedule 3.8  -      Liens; Real Property; Leases
Schedule 3.9  -      Litigation, etc.

Schedule 3.11 -      Proprietary Rights
Schedule 3.14 -      Employee Benefit Plans
Schedule 3.15 -      Ownership of Subsidiaries
Schedule 3.16 -      Environmental Matters
Schedule 3.18 -      Trade Names and Addresses

     The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.